UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  MAY 15, 1996

                              RENTERS CHOICE, INC.
               (Exact name of registrant as specified in charter)

        DELAWARE                                              48-1024367
(State or Other Jurisdiction                                 (IRS Employer
     of Incorporation)                                      Identification No.)

                                     0-25370
                                   (Commission
                                  File Number)

                              13800 MONTFORT DRIVE
                                    SUITE 300
                               DALLAS, TEXAS 75240
                                 (214) 701-0489
                    (Address of Principal Executive Offices,
                        including zip code, and telephone
                          number, including area code)

                                    NO CHANGE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           On May 15, 1996, Renters Choice, Inc., a Delaware corporation (the "Registrant"), ColorTyme, Inc., a Texas corporation ("ColorTyme"), and CT Acquisition Corporation, a Texas corporation and a wholly-owned subsidiary of the Registrant (the "Merger Sub"), entered into an Agreement and Plan of Reorganization (the "Agreement of Reorganization") pursuant to which ColorTyme was merged with and into the Merger Sub (the "Merger"). The Merger Sub was the surviving corporation of the Merger (the "Surviving Corporation"). A copy of the Agreement of Reorganization is attached hereto as Exhibit 2.1

           The Merger became effective May 15, 1996 at 5:00 o'clock p.m. Dallas, Texas time. Upon effectiveness of the Merger, the name of the Merger Sub was automatically changed to ColorTyme, Inc.

           The Merger consideration paid by the Registrant to the holders of the outstanding shares of common stock of ColorTyme consisted of cash in the aggregate amount of $2,839,754.50, plus 287,419 restricted shares of the Registrant's common stock, par value $.01 per share (the "Registrant's Common Stock"). The Merger consideration paid by the Registrant to the sole holder of outstanding shares of the Class A, Non-Voting Preferred Stock of ColorTyme consisted of cash in the amount of $1,825,996.50, plus 55,756 restricted shares of the Registrant's Common Stock. The closing sales price for the Registrant's Common Stock on May 15, 1996, as reported on the Nasdaq National Market, was $25.50.

           The Registrant used existing cash from operations to pay the cash portion of the Merger consideration. Management of the Registrant determined the total Merger consideration based upon its assessment of the fair market value of ColorTyme operating as a going concern.

           In connection with the Merger, the Registrant entered into two-year noncompetition agreements with certain of the former common shareholders of ColorTyme. No additional consideration was paid by the Registrant pursuant to the noncompetition agreements.

           Immediately following the consummation of the Merger, ColorTyme Financial Services, Inc. ("CTFS"), a Texas corporation and a wholly-owned subsidiary of the Surviving Corporation, entered into a Portfolio Acquisition Agreement (the "Portfolio Agreement") with STI Credit Corporation, a Nevada corporation ("STI"), pursuant to which CTFS sold certain promissory notes and other instruments, chattel paper, accounts and contracts (collectively, the "Loans") owned by CTFC to STI for an aggregate purchase price of $21,150,630.57. Approximately $13.5 million of the net proceeds of such sale were used to repay certain indebtedness owed by CTFS to Chrysler First Commercial Corporation.

           The Portfolio Agreement is attached hereto as Exhibit 10.1. Pursuant to the terms of the Portfolio Agreement, the portfolio purchase price will be adjusted on or before May 30, 1996, to reflect advances and payments made on the Loans between April 26 and May 15, 1996. If during the six-month period following May 15, 1996, STI determines, in its reasonable judgment, that the balance of any Loan on May 15, 1996, was less than the balance reflected in the Portfolio Agreement, CTFS must pay to STI, as an adjustment to the portfolio purchase price, the net present value of the difference between the actual balance and the balance reflected in the Portfolio Agreement. If during the six-month period following May 15, 1996, STI determines that any Loan, or CTFS's rights in the collateral securing such Loan, are not properly documented, and such deficiency materially impacts the Loan, CTFS must repurchase the Loan from STI. If any Loan is prepaid, CTFS must refund to STI the premium paid by STI for such Loan. In addition, CTFS must pay to STI a portion of the remaining balance of any Loan which goes into default, after repossession and/or foreclosure proceedings by STI are unsuccessful in liquidating the entire unpaid balance of the Loan. All of CTFS's obligations under the Portfolio Agreement are guaranteed by the Registrant and the Surviving Corporation.

           The estate of Willie Ray Talley was the largest shareholder of ColorTyme, owning approximately 63% of the outstanding shares of common stock. Willie Ray Talley was the brother of J. Ernest Talley, Chairman of the Board of Directors and Chief Executive Officer of the Registrant. J. Ernest Talley is the executor of the estate of Willie Ray Talley. Willie Ray Talley had personally guaranteed certain debts owed by ColorTyme and its subsidiaries which were paid off in connection with the Merger. The Merger was approved by a majority of the disinterested directors of the Registrant in compliance with Delaware law.

           The Surviving Corporation is a franchisor of 313 rent-to-own stores in 40 states, and directly owns seven rent-to-own stores. These stores generally offer durable consumer goods such as televisions, video cassette recorders, stereos, refrigerators, appliances, furniture and accessories, to individuals under flexible rental purchase arrangements.

           The Registrant generally operates rent-to-own stores offering durable goods primarily to individuals under flexible rental purchase arrangements that allow the customer to obtain ownership of the merchandise at the conclusion of an agreed upon rental period.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

           At the time of filing of this report, it is impracticable to provide the financial statements for ColorTyme. The Registrant intends to file such financial statements as soon as practicable, but, in any event, no later than 60 days after the date on which this Form 8-K must be filed.

       (B) PRO FORMA FINANCIAL INFORMATION.

           At the time of filing this report, it is impracticable to provide the PRO FORMA financial information for ColorTyme. The Registrant intends to file such financial information as soon as practicable, but, in any event, no later than 60 days after the date on which this Form 8-K must be filed.

       (C) EXHIBITS.

           EXHIBIT NO.               DESCRIPTION

           2.1 Agreement and Plan of Reorganization dated as of May 15, 1996, by and among Renters Choice, Inc., ColorTyme, Inc. and CT Acquisition Corporation.

           10.1 Portfolio Acquisition Agreement dated as of May 15, 1996, by and among ColorTyme Financial Services, Inc., CT Acquisition Corporation, Renters Choice, Inc. and STI Credit Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RENTERS CHOICE, INC.
                                                (Registrant)

DATE:  May 23, 1996                         BY: Mark E. Speese, President